Exhibit 99.1

NEWS	3333 Lee Parkway, Suite 1200 Dallas, Texas 75219 Phone: 972.629.4301 Fax: 972.629.4302 www.gainsco.com

GAINSCO ANNOUNCES $18 MILLION CAPITAL SECURITIES ISSUE

DALLAS, Texas, December 21, 2006 — GAINSCO, INC. (AMEX: GAN) today announced that its newly-formed and wholly-owned subsidiary, GAINSCO Statutory Trust II, issued $18 million of 30-year capital securities.  The capital securities require quarterly payments of interest at a floating interest rate equal to the 3-month LIBOR (London interbank offered rate for U.S. dollar deposits) plus a margin of 3.75%.  The capital securities will mature on March 15, 2037, and are redeemable, in whole or in part, at the Company’s option beginning after March 15, 2012, at the liquidation amount of $1,000 per capital security.  Payments under the capital securities are guaranteed by the Company.

The net proceeds of the offering will be used by GAINSCO Statutory Trust II to acquire debt securities of the Company that have the same maturity and bear interest at the same rate as the capital securities.  The Company will acquire 100% of the common securities of GAINSCO Statutory Trust II.  The Company, in turn, will use the proceeds for general corporate purposes.

The capital securities were placed by Cohen & Company in a private placement pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States absent registration or an exemption from the registration requirements.

GAINSCO, INC. is a Dallas, Texas-based holding company.  The Company’s nonstandard personal automobile insurance products are distributed through independent retail agents in Florida and South Carolina (Southeast Region), Texas (South Central Region), Arizona and Nevada (Southwest Region) and California (West Region).  Its insurance company subsidiaries are General Agents Insurance Company of America, Inc. and MGA Insurance Company, Inc.

Some of the statements made in this release may be forward-looking statements.  Forward-looking statements relate to future events or future financial performance and may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties, and other variables which should be considered when making an investment decision, including, (a) operational risks and other challenges associated with rapid growth into new and unfamiliar markets and states, (b) adverse market conditions, including heightened competition, (c) factors considered by A.M. Best in the rating of our insurance subsidiaries, and the acceptability of our current rating, or a future rating, to agents and customers, (d) the Company’s ability to adjust and settle the remaining claims associated with its exit from the commercial insurance business on terms consistent with its estimates and reserves, (e) uncertainties in the outcome of litigation and adverse trends in litigation and regulation, (f) inherent uncertainty arising from the use of estimates and assumptions in decisions about pricing and reserves, (g) the effects on claims levels or business operations resulting from natural disasters and other adverse weather conditions, (h) the availability of reinsurance and the Company’s ability to collect reinsurance recoverables, (i) the availability and cost of capital and the ability to close on pending capital transactions, the capital proceeds from which may be required in order to implement the Company’s strategies, and (j) limitations on the Company’s ability to use net operating loss carryforwards.  Please refer to the Company’s recent SEC filings, including the Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Form S-3 Registration Statement filed October 4, 2006, for more information regarding factors that could affect the Company’s results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made.  All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice.  Actual results may differ significantly from the results discussed in these forward-looking statements.

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Release Date:	Thursday, December 21, 2006 — FOR IMMEDIATE RELEASE

Company Contacts:	Scott A. Marek, Asst. Vice President-IR 972.629.4493
Email address: ir@gainsco.com
Website: www.gainsco.com